EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-282117 on Form S-3 and Registration Statement Nos. 333-277104, 333-269891, 333-266703, 333-263054, 333-253625, 333-237538 and 333-226369 on Form S-8 of our reports dated February 27, 2025, relating to the consolidated financial statements of Bloom Energy Corporation and the effectiveness of Bloom Energy Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
San Jose, California
February 27, 2025